Exhibit 1

JOINT FILING AGREEMENT

We, the undersigned, hereby agree that the Statement on Schedule 13D in connection with the securities of Mecox Lane Limited to which this Agreement is an Exhibit, and any amendment thereafter signed by each of the undersigned, may be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October 31, 2015

ChinaEquity USD Fortune Co., Ltd.	By:	/s/ Chaoyong Wang
Name: Chaoyong Wang
Title: Director

ChinaEquity USD Fund I L.P.	By:	/s/ Chaoyong Wang
Name: Chaoyong Wang
Title: Duly authorized signatory under Power of Attorney effective as of October 15, 2013

ChinaEquity USD Investment GP L.P.	By:	/s/ Chaoyong Wang
Name: Chaoyong Wang
Title: Duly authorized signatory under Power of Attorney effective as of October 15, 2013

ChinaEquity USD Investment Management Co.	By:	/s/ Chaoyong Wang
Name: Chaoyong Wang
Title: Director

ChinaEquity Global Holding Co., Ltd.	By:	/s/ Xu Wang
Name: Xu Wang
Title: Director

Chaoyong Wang	By:	/s/ Chaoyong Wang

Xu Wang	By:	/s/ Xu Wang